Exhibit 99.1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000432495_1 R1.0.1.18 PARSLEY ENERGY, INC. 303 COLORADO ST., SUITE 3000 AUSTIN, TX 78701 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on 01/08/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time (10.59 p.m., Central Time) on 01/08/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the below Parsley Proposal-Share Issuance: For Against Abstain 1. Approve the issuance of shares of Class A common stock, par value $0.01 per share, of Parsley Energy, Inc. in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 14, 2019, as amended from time to time. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000432495_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com PARSLEY ENERGY, INC. Special Meeting of Stockholders January 9, 2020 9:00 A.M., Central Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Matt Gallagher and Colin Roberts, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Class A common stock and Class B common stock of PARSLEY ENERGY, INC. (the “Company”) held of record by the undersigned on the record date, November 25, 2019, at the Special Meeting of Stockholders of the Company to be held at the JW Marriott Austin, 110 E. 2nd Street, Austin, Texas 78701, on Thursday, January 9, 2020, at 9:00 A.M., Central Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the Parsley Proposal—Share Issuance. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side